UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2012
Spherix Incorporated
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320
(Address of principal executive offices) 6430 Rockledge Drive, Suite 503, Bethesda, Maryland		(Zip Code) 20817
Registrant’s telephone number, including area code		301-897-2540

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 20, 2012, the owners of approximately 52% of the issued and outstanding shares of common stock of Spherix Incorporated (the “Company”) agreed to temporarily waive the Company’s requirement to file a registration statement to register shares of common stock issued and issuable in the Company’s November 2012 private placement transaction (the “November Placement”).

In connection with the November Placement, the Company entered into a Registration Rights Agreement (the “RRA”) in which it agreed to timely file a registration statement for the resale of all shares of common stock issued in the November Placement as well as all shares of common stock issuable pursuant to exercise of warrants issued in the November Placement.

The waiver provides that the Company can defer filing the registration statement until thirty (30) days after being so directed by the holders of a majority of the registrable securities.  The waiver also provides for the adjustment of other dates/deadlines set forth in the RRA.

A copy of the Waiver Of Registration Requirement is attached hereto as Exhibit 10.1

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit
Number	Description

10.1	Waiver Of Registration Requirement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Robert L. Clayton
Robert L. Clayton, CFO

Date:	December 21, 2012